The Ensign Group Reports Second Quarter 2023 Results;
Raises 2023 Earnings Guidance

Conference Call and Webcast scheduled for tomorrow, July 28, 2023 at 10:00 am PT

SAN JUAN CAPISTRANO, California – July 27, 2023 – The Ensign Group, Inc. (Nasdaq: ENSG), the parent company of the Ensign(TM) group of companies, which provide post-acute healthcare services and invest in the post-acute healthcare industry, primarily in skilled nursing and senior living facilities, announced operating results for the second quarter of 2023, reporting GAAP diluted earnings per share of $1.12 and adjusted earnings per share(1) of $1.16 for the quarter ended June 30, 2023.

Highlights Include:

▪GAAP diluted earnings per share for the quarter was $1.12 and adjusted diluted earnings per share(1) was $1.16, an increase of 10.9% and 14.9%, respectively, over the prior year quarter.

▪GAAP net income was $64.0 million and adjusted net income(1) was $66.3 million for the quarter, an increase of 10.9% and 15.4%, respectively, over the prior year quarter.

▪Total skilled services(2) revenue for the quarter was $884.2 million, an increase of 25.9% over the prior year quarter, and total skilled services(2) segment income was $117.0 million, or an increase of 14.4% over the prior year quarter.

▪Same store and transitioning occupancy increased by 4.0% and 3.3%, respectively, over the prior year quarter.

▪Same store and transitioning skilled revenue increased by 8.8% and 7.4%, respectively, over the prior year quarter.

▪Same store and transitioning combined managed care revenue increased by 12.2% and managed care census increased by 8.2%.

▪Standard Bearer(2) revenue was $19.9 million for the quarter, an increase of 13.2% from prior year quarter and FFO was $13.3 million for the quarter, an increase of 10.1% from the prior year quarter.

(1) See "Reconciliation of GAAP to Non-GAAP Financial Information".
(2) Our Skilled Services and Standard Bearer Segments are defined and outlined in Note 7 on Form 10-Q.

Operating Results

“We are very happy with the record results we reported this quarter as our local leaders and their teams achieved excellent clinical and financial results, even when the operating environment continues to present challenges,” said Barry Port, Ensign’s Chief Executive Officer. “During the quarter we saw continued improvement in occupancies, skilled revenue, skilled days and managed care revenues, which is particularly impressive given persistent labor market pressures and the return of more typical seasonality. As of the end of the quarter, our same store occupancy was 78.5%, which was an increase of 3.97% over the prior year quarter. All of these results are all made possible by the relentless efforts of our caregivers and their continued endurance and strength, all while many of our same store leaders and clinicians were helping transition 45 recently acquired operations. We look forward to even more clinical and financial success during the remainder of the year as our focus is following and protecting the operational principles that got us here,” Port added.

Port continued, “In addition, we are also very excited about the enormous potential we have to continue to drive organic growth within our same store and transitioning operations. Our local leaders continue to share and apply best practices to respond to the labor market challenges, including building a culture at each operation that leads to reduced turnover with existing staff and relying less and less on third party nursing agencies. We also see enormous growth opportunities in same store occupancy, which is still below pre-Covid levels, and enhancing our ability to serve skilled patients in a way that best serves each unique healthcare market. During the quarter, our same store operations grew skilled mix revenue and skilled mix days by 8.8% and 5.6%, respectively, over the prior year quarter. We also continue to build stronger relationships with our managed care partners due to better coordination of care, increased capabilities and strong clinical outcomes. As a result, we saw increased volume in our same store and transitioning combined managed care census and managed care revenue, which increased during the quarter by 8.2% and 12.2%, respectively, over the prior year. This continued growth in skilled mix demonstrates the increasing and sustainable demand for skilled post-acute services, including within the context of our managed care patients.”

Mr. Port, added, “Due to our solid skilled mix and occupancy growth, as well as continued strength from our recent acquisitions, we are increasing and narrowing our annual 2023 earnings guidance to between $4.70 to $4.78 per diluted share, up from $4.64 to $4.77 per diluted share. This new midpoint of our 2023 earnings guidance represents an increase of 14.5% over our 2022 results and is 30.2% higher than our 2021 results. We are also raising our annual revenue guidance to between $3.69 billion to $3.73 billion, up from our previous guidance of $3.68 billion to $3.73 billion. We are excited about the upcoming year and are confident that our partners will continue to manage and innovate through all the lingering challenges on the labor front."

Chad Keetch, Ensign’s Chief Investment Officer and Executive Vice President noted the progress the Company is making with its newly acquired operations. He said, “After adding 19 operations last quarter, we took some much-needed time to continue to work together with our new teams in all 45 of our newly acquired operations as they continue to adopt Ensign’s cultural principles. We couldn’t be more excited about the organic growth potential within our entire portfolio, including our recently acquired operations that are already contributing to our results. As a result of skilled services expansions in the first half of 2023, occupancy and skilled mix days for the skilled nursing operations in the recently acquired bucket was 77.2% and 28%, respectively, for the quarter. For those that have been following us for years will note, this is a very impressive starting point from which to build. However, when compared to our same store occupancy and skilled mix days of 78.5% and 32.3%, respectively, there is enormous upside in each of these operations as they continue to transform into “same store” caliber operations. We expect these operations to face some transitional growth pains during the year, including some pressures on occupancy that are typical during the summer months, but we are looking forward to the contribution they will continue to make to this organization this year and over the long term.”

Speaking to the Company’s financial health, Ms. Snapper, Ensign’s Executive Vice President and Chief Financial Officer reported that the Company’s liquidity remains strong with approximately $420.0 million of cash on hand and $593.3 million of available capacity under its line-of-credit. Ms. Snapper also indicated that, “Management’s guidance is based on diluted weighted average common shares outstanding of approximately 57.7 million and a 25.0% tax rate. In addition, the guidance assumes, among other things, normalized health insurance costs, management’s current expectations regarding reimbursement rates and recovery of the COVID-19 pandemic. It also excludes one-time charges, acquisition-related costs and amortization costs related to intangible assets acquired and share-based compensation.”

A discussion of the Company's use of non-GAAP financial measures is set forth below. A reconciliation of net income to adjusted EBT, EBITDA, adjusted EBITDAR, adjusted EBITDA and FFO for our real estate segment, as well as, a reconciliation of GAAP earnings per share, net income to adjusted net income and adjusted net earnings per share appear in the financial data portion of this release. More complete information is contained in the company’s Interim Report on Form 10-Q for the period ended June 30, 2023 which is expected to be filed with the SEC today and can be viewed on the Company’s website at http://www.ensigngroup.net.

Growth and Real Estate Highlights

Mr. Keetch added additional commentary on the Company’s continued acquisition activity. “As we evaluate the horizon for new deals, we are well down the road on several opportunities and, assuming all goes as planned, we expect to announce a handful of new acquisition announcements in the very near future. The pipeline has been steady over the summer and we expect more opportunities to arise in the fall as we approach the end of the year. With our local leadership model, we have lots of operational bandwidth to grow across dozens of markets. In addition, with our line of credit and a healthy amount of cash on hand, we have over $1 billion in dry powder to grow. We expect some of the industry-wide changes to lead to even more opportunities in the near- and long-term future. However, we do not set arbitrary growth goals and will remain true to our disciplined acquisition strategy, only growing when we have the right leadership in place and the pricing is right,” Keetch said.

Ensign's growing portfolio consists of 290 healthcare operations, 26 of which also include senior living operations, across thirteen states. Ensign now owns 108 real estate assets, 79 of which it operates. Keetch noted that Ensign’s overall strategy will continue to include both leasing and acquiring the real estate and that the Company is actively looking for performing and underperforming operations in several states.

The Company continues to provide additional disclosure on Standard Bearer, which is comprised of 103 properties owned by the Company and leased to 75 affiliated skilled nursing and senior living operations and 29 senior living operations that are leased to The Pennant Group, Inc. Keetch noted that each of these properties are subject to triple-net, long-term leases and generated rental revenue of $19.9 million for the quarter, of which $16.1 million was derived from Ensign affiliated operations. Also, for the quarter, Ensign reported $13.3 million in FFO.

The Company paid a quarterly cash dividend of $0.0575 per share of Ensign common stock. Keetch noted that the Company’s liquidity remains strong and that the Company plans to continue its long history of paying dividends into the future, noting that in December of 2022 that the Company increased the annual dividend for the 20th consecutive year.

Conference Call

A live webcast will be held Friday, July 28, 2023 at 10:00 a.m. Pacific time (1:00 p.m. Eastern time) to discuss Ensign’s second quarter of 2023 financial results. To listen to the webcast, or to view any financial or statistical information required by SEC Regulation G, please visit the Investors Relations section of Ensign’s website at http://investor.ensigngroup.net. The webcast will be recorded, and will be available for replay via the website until 5:00 p.m. Pacific time on Friday, August 25, 2023.

About Ensign™

The Ensign Group, Inc.'s independent operating subsidiaries provide a broad spectrum of skilled nursing and senior living services, physical, occupational and speech therapies and other rehabilitative and healthcare services at 290 healthcare facilities in Arizona, California, Colorado, Idaho, Iowa, Kansas, Nebraska, Nevada, South Carolina, Texas, Utah, Washington and Wisconsin. As part of its investment strategy, the Company will also acquire, lease and own healthcare real estate to service the post-acute care continuum through acquisition and investment opportunities in healthcare properties. Ensign’s new business venture operating subsidiaries also offer several other post-acute-related services, including mobile x-ray, non-emergency transportation services and other consulting services also across several states. Each of these operations is operated by a separate, independent operating subsidiary that has its own management, employees and assets. References herein to the consolidated "Company" and "its" assets and activities, as well as the use of the terms "we," "us," "its" and similar verbiage, are not meant to imply that The Ensign Group, Inc. has direct operating assets, employees or revenue, or that any of the facilities, the Service Center, Standard Bearer or the captive insurance subsidiary are operated by the same entity. More information about Ensign is available at http://www.ensigngroup.net.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

This press release contains, and the related conference call and webcast will include, forward-looking statements that are based on management’s current expectations, assumptions and beliefs about its business, financial performance, operating results, the industry in which it operates and other future events. Forward-looking statements can often be identified by words such as "anticipates," "expects," "intends," "plans," "predicts," "believes," "seeks," "estimates," "may," "will," "should," "would," "could," "potential," "continue," "ongoing," similar expressions, and variations or negatives of these words. These forward-looking statements include, but are not limited to, statements regarding growth prospects, future operating and financial performance, and acquisition activities. They are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to materially and adversely differ from those expressed in any forward-looking statement.

These risks and uncertainties relate to the Company’s business, its industry and its common stock and include: reduced prices and reimbursement rates for its services; its ability to acquire, develop, manage or improve operations, its ability to manage its increasing borrowing costs as it incurs additional indebtedness to fund the acquisition and development of operations; its ability to access capital on a cost-effective basis to continue to successfully implement its growth strategy; its operating margins and profitability could suffer if it is unable to grow and manage effectively its increasing number of operations; competition from other companies in the acquisition, development and operation of facilities; its ability to defend claims and lawsuits, including professional liability claims alleging that our services resulted in personal injury, and other regulatory-related claims; and the application of existing or proposed government regulations, or the adoption of new laws and regulations, that could limit its business operations, require it to incur significant expenditures or limit its ability to relocate its operations if necessary. Additionally, our business and operations in 2023 continue to be impacted by the COVID-19 environment. Because of the unprecedented nature of the changes in the regulations and environment, we are unable to predict the full extent and duration of the financial impact of COVID-19 on our business, financial condition and results of operations. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors. Readers should not place undue reliance on any forward-looking statements and are encouraged to review the Company’s periodic filings with the Securities and Exchange Commission, including its Form 10-Q and 10-K, for a more complete discussion of the risks and other factors that could affect Ensign’s business, prospects and any forward-looking statements. Except as required by the federal securities laws, Ensign does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changing circumstances or any other reason after the date of this press release.

Contact Information
Investor/Media Relations, The Ensign Group, Inc., (949) 487-9500, ir@ensigngroup.net.

SOURCE: The Ensign Group, Inc.

THE ENSIGN GROUP, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022

	(In thousands, except per share data)
REVENUE
Service revenue	$916,101	$728,347	$1,798,019	$1,437,503
Rental revenue	5,244	4,139	10,167	8,428
TOTAL REVENUE	$921,345	$732,486	$1,808,186	$1,445,931
Expense:
Cost of services	722,685	563,641	1,419,011	1,119,282
Rent—cost of services	49,760	37,228	96,397	72,990
General and administrative expense	53,430	38,527	105,321	76,783
Depreciation and amortization	17,596	14,858	34,708	29,534
TOTAL EXPENSES	$843,471	$654,254	$1,655,437	$1,298,589
Income from operations	77,874	78,232	152,749	147,342
Other income (expense):
Interest expense	(2,023)	(2,688)	(4,059)	(4,756)
Other income (expense)	5,202	(2,587)	10,745	(3,403)
Other income (expense), net	$3,179	$(5,275)	$6,686	$(8,159)
Income before provision for income taxes	81,053	72,957	159,435	139,183
Provision for income taxes	16,963	15,154	35,376	31,292
NET INCOME	$64,090	$57,803	$124,059	$107,891
Less: net income (loss) attributable to noncontrolling interests	97	112	214	(140)
Net income attributable to The Ensign Group, Inc.	$63,993	$57,691	$123,845	$108,031

NET INCOME PER SHARE ATTRIBUTABLE TO THE ENSIGN GROUP INC.
Basic	$1.15	$1.05	$2.23	$1.97
Diluted	$1.12	$1.01	$2.17	$1.90
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	55,611	54,906	55,456	54,788
Diluted	57,260	56,853	57,190	56,862

THE ENSIGN GROUP, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2023	December 31, 2022

	(In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$419,974	$316,270
Accounts receivable—less allowance for doubtful accounts of $9,281 and $7,802 at June 30, 2023 and December 31, 2022, respectively	446,025	408,432
Investments—current	20,018	15,441
Prepaid expenses and other current assets	41,618	40,982
Total current assets	927,635	781,125
Property and equipment, net	1,008,744	992,010
Right-of-use assets	1,771,936	1,450,995
Insurance subsidiary deposits and investments	85,770	67,652
Deferred tax assets	39,596	39,643
Restricted and other assets	35,534	37,291
Intangible assets, net	6,272	6,437
Goodwill	76,869	76,869
TOTAL ASSETS	$3,952,356	$3,452,022
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$78,207	$77,087
Accrued wages and related liabilities	287,173	289,810
Lease liabilities—current	78,733	65,796
Accrued self-insurance liabilities—current	49,907	48,187
Other accrued liabilities	121,086	97,309
Current maturities of long-term debt	3,883	3,883
Total current liabilities	618,989	582,072
Long-term debt—less current maturities	147,401	149,269
Long-term lease liabilities—less current portion	1,657,782	1,355,113
Accrued self-insurance liabilities—less current portion	92,794	83,495
Other long-term liabilities	41,997	33,273
Total equity	1,393,393	1,248,800
TOTAL LIABILITIES AND EQUITY	$3,952,356	$3,452,022

THE ENSIGN GROUP, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

The following table presents selected data from our condensed consolidated statements of cash flows for the periods presented:

	Six Months Ended June 30,
	2023	2022

NET CASH PROVIDED BY/(USED IN):	(In thousands)
Operating activities	$168,082	$129,813
Investing activities	(62,435)	(76,596)
Financing activities	(1,943)	(29,838)
Net increase in cash and cash equivalents	103,704	23,379
Cash and cash equivalents beginning of period	316,270	262,201
Cash and cash equivalents at end of period	$419,974	$285,580

THE ENSIGN GROUP, INC.
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(In thousands, except per share data)

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME

The following table reconciles net income to Non-GAAP net income for the periods presented:

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net income attributable to The Ensign Group, Inc.	$63,993	$57,691	$123,845	$108,031
Non-GAAP adjustments
Stock-based compensation expense(a)	8,881	5,616	15,454	10,783
Cost of services - gain on business interruption recoveries and sale of assets	(750)	(2,567)	(750)	(2,567)
Cost of services - legal adjustments(b)	(885)	—	(818)	3,353
Interest expense - write off deferred financing fees(c)	—	566	—	566
Cost of services - acquisition related costs(d)	112	65	572	171
Depreciation and amortization - patient base(e)	—	71	47	127
General and administrative - costs incurred related to new systems implementation(f)	60	4	875	69
Provision for income taxes on Non-GAAP adjustments(g)	(5,155)	(4,024)	(8,328)	(6,698)
Non-GAAP Income	$66,256	$57,422	$130,897	$113,835

Average number of diluted shares outstanding	57,260	56,853	57,190	56,862

Diluted Earnings Per Share
Net Income	$1.12	$1.01	$2.17	$1.90

Adjusted Diluted Earnings Per Share
Net Income	$1.16	$1.01	$2.29	$2.00

Footnotes:
(a) Represents stock-based compensation expense incurred.
	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Cost of services	$5,911	$3,670	$10,218	$7,045
General and administrative	2,970	1,946	5,236	3,738
Total Non-GAAP adjustment	$8,881	$5,616	$15,454	$10,783

(b) Legal adjustments relate to findings attributable to our ancillary services subsidiary, which includes the portion attributable to non-controlling interest.
(c) Represents the write off of deferred financing fees associated with the amendment of the credit facility.
(d) Represents costs incurred to acquire operations that are not capitalizable.
(e) Included in depreciation and amortization are amortization expenses related to patient base intangible assets at newly acquired skilled nursing and senior living facilities.
(f) Represents system implementation costs that are not capitalizable.
(g) Represents an adjustment to the provision for income tax to our historical year to date effective tax rate of 25.0%.

THE ENSIGN GROUP, INC.
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(In thousands)

The table below reconciles net income to EBITDA, Adjusted EBITDA and Adjusted EBITDAR for the periods presented:

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Consolidated Statements of Income Data:
Net income	$64,090	$57,803	$124,059	$107,891
Less: net income (loss) attributable to noncontrolling interests	97	112	214	(140)
Add: Other (income) expense, net	(3,179)	5,275	(6,686)	8,159
Provision for income taxes	16,963	15,154	35,376	31,292
Depreciation and amortization	17,596	14,858	34,708	29,534
EBITDA	$95,373	$92,978	$187,243	$177,016
Adjustments to EBITDA:
Stock-based compensation expense	8,881	5,616	15,454	10,783
Legal adjustments(a)	(885)	—	(818)	3,353
Gain on business interruption recoveries and sale of assets	(750)	(2,567)	(750)	(2,567)
Acquisition related costs(b)	112	65	572	171
Costs incurred related to new systems implementation	60	4	875	69
ADJUSTED EBITDA	$102,791	$96,096	$202,576	$188,825
Rent—cost of services	49,760	37,228	96,397	72,990
ADJUSTED EBITDAR	$152,551		$298,973

(a) Legal adjustments relate to findings attributable to our ancillary services subsidiary, which excludes the portion attributable to non-controlling interests.
(b) Costs incurred to acquire operations that are not capitalizable.

THE ENSIGN GROUP, INC.
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(In thousands, except per share data)

The table below reconciles income before provision for income taxes to Adjusted EBT for the periods presented:

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022

Consolidated Statements of Income Data:	(In thousands)
Income before provision for income taxes	$81,053	$72,957	$159,435	$139,183
Stock-based compensation expense	8,881	5,616	15,454	10,783
Legal adjustments(a)	(885)	—	(818)	3,626
Gain on business interruption recoveries and sale of assets	(750)	(2,567)	(750)	(2,567)
Write off deferred financing fees(b)	—	566	—	566
Acquisition related costs(c)	112	65	572	171
Costs incurred related to new systems implementation	60	4	875	69
Depreciation and amortization - patient base(d)	—	71	47	127
ADJUSTED EBT	$88,471	$76,712	$174,815	$151,958
(a) Legal adjustments relate to findings attributable to our ancillary services subsidiary, which includes the portion attributable to non-controlling interests.
(b) Represents the write off of deferred financing fees associated with the amendment of the credit facility.
(c) Costs incurred to acquire operations that are not capitalizable.
(d) Included in depreciation and amortization are amortization expenses related to patient base intangible assets at newly acquired skilled nursing and senior living facilities.

THE ENSIGN GROUP, INC.
UNAUDITED SELECT PERFORMANCE INDICATORS

The following tables summarize our selected performance indicators for our skilled services segment along with other statistics, for each of the dates or periods presented:

	Three Months Ended June 30,
	2023	2022	Change	% Change

TOTAL FACILITY RESULTS:	(Dollars in thousands)
Skilled services revenue	$884,200	$702,478	$181,722	25.9%
Number of facilities at period end	253	215	38	17.7%
Number of campuses at period end*	26	25	1	4.0%
Actual patient days	2,124,862	1,745,027	379,835	21.8%
Occupancy percentage — Operational beds	78.0%	75.2%		2.8%
Skilled mix by nursing days	30.8%	31.1%		(0.3)%
Skilled mix by nursing revenue	50.7%	50.9%		(0.2)%

	Three Months Ended June 30,
	2023	2022	Change	% Change

SAME FACILITY RESULTS:(1)	(Dollars in thousands)
Skilled services revenue	$684,011	$634,382	$49,629	7.8%
Number of facilities at period end	189	189	—	—%
Number of campuses at period end*	24	24	—	—%
Actual patient days	1,623,806	1,559,081	64,725	4.2%
Occupancy percentage — Operational beds	78.5%	75.5%		3.0%
Skilled mix by nursing days	32.3%	31.8%		0.5%
Skilled mix by nursing revenue	51.8%	51.8%		—%

	Three Months Ended June 30,
	2023	2022	Change	% Change

TRANSITIONING FACILITY RESULTS:(2)	(Dollars in thousands)
Skilled services revenue	$62,202	$56,857	$5,345	9.4%
Number of facilities at period end	22	22	—	—%
Number of campuses at period end*	1	1	—	—%
Actual patient days	162,245	154,303	7,942	5.1%
Occupancy percentage — Operational beds	75.5%	72.2%		3.3%
Skilled mix by nursing days	21.5%	21.8%		(0.3)%
Skilled mix by nursing revenue	38.7%	39.8%		(1.1)%

	Three Months Ended June 30,
	2023	2022	Change	% Change

RECENTLY ACQUIRED FACILITY RESULTS:(3)	(Dollars in thousands)
Skilled services revenue	$137,987	$11,239	$126,748	NM
Number of facilities at period end	42	4	38	NM
Number of campuses at period end*	1	—	1	NM
Actual patient days	338,811	31,643	307,168	NM
Occupancy percentage — Operational beds	77.2%	76.8%		NM
Skilled mix by nursing days	28.0%	37.8%		NM
Skilled mix by nursing revenue	51.0%	57.5%		NM
* Campus represents a facility that offers both skilled nursing and senior living services. Revenue and expenses related to skilled nursing and senior living services have been allocated and recorded in the respective operating segment.
(1)Same Facility results represent all facilities purchased prior to January 1, 2020.
(2)Transitioning Facility results represent all facilities purchased from January 1, 2020 to December 31, 2021.
(3)Recently Acquired Facility (Acquisitions) results represent all facilities purchased on or subsequent to January 1, 2022.

	Six Months Ended June 30,
	2023	2022	Change	% Change

TOTAL FACILITY RESULTS:	(Dollars in thousands)
Skilled services revenue	$1,735,123	$1,389,249	$345,874	24.9%
Number of facilities at period end	253	215	38	17.7%
Number of campuses at period end*	26	25	1	4.0%
Actual patient days	4,172,567	3,440,991	731,576	21.3%
Occupancy percentage — Operational beds	78.0%	74.7%		3.3%
Skilled mix by nursing days	31.5%	32.4%		(0.9)%
Skilled mix by nursing revenue	51.7%	52.6%		(0.9)%

	Six Months Ended June 30,
	2023	2022	Change	% Change

SAME FACILITY RESULTS:(1)	(Dollars in thousands)
Skilled services revenue	$1,366,034	$1,259,697	$106,337	8.4%
Number of facilities at period end	189	189	—	—%
Number of campuses at period end*	24	24	—	—%
Actual patient days	3,234,621	3,083,226	151,395	4.9%
Occupancy percentage — Operational beds	78.6%	75.0%		3.6%
Skilled mix by nursing days	33.0%	33.2%		(0.2)%
Skilled mix by nursing revenue	52.8%	53.5%		(0.7)%

	Six Months Ended June 30,
	2023	2022	Change	% Change

TRANSITIONING FACILITY RESULTS:(2)	(Dollars in thousands)
Skilled services revenue	$123,969	$111,655	$12,314	11.0%
Number of facilities at period end	22	22	—	—%
Number of campuses at period end*	1	1	—	—%
Actual patient days	323,665	303,992	19,673	6.5%
Occupancy percentage — Operational beds	75.8%	71.5%		4.3%
Skilled mix by nursing days	22.7%	23.5%		(0.8)%
Skilled mix by nursing revenue	40.3%	42.6%		(2.3)%

	Six Months Ended June 30,
	2023	2022	Change	% Change

RECENTLY ACQUIRED FACILITY RESULTS:(3)	(Dollars in thousands)
Skilled services revenue	$245,120	$17,897	$227,223	NM
Number of facilities at period end	42	4	38	NM
Number of campuses at period end*	1	—	1	NM
Actual patient days	614,281	53,773	560,508	NM
Occupancy percentage — Operational beds	75.9%	75.9%		NM
Skilled mix by nursing days	28.3%	37.2%		NM
Skilled mix by nursing revenue	51.4%	55.7%		NM
* Campus represents a facility that offers both skilled nursing and senior living services. Revenue and expenses related to skilled nursing and senior living services have been allocated and recorded in the respective operating segment.
(1)Same Facility results represent all facilities purchased prior to January 1, 2020.
(2)Transitioning Facility results represent all facilities purchased from January 1, 2020 to December 31, 2021.
(3)Recently Acquired Facility (Acquisitions) results represent all facilities purchased on or subsequent to January 1, 2022.

THE ENSIGN GROUP, INC.
SKILLED NURSING AVERAGE DAILY REVENUE RATES AND
PERCENT OF SKILLED NURSING REVENUE AND DAYS BY PAYOR
(Unaudited)

The following table reflects the change in skilled nursing average daily revenue rates by payor source, excluding services that are not covered by the daily rate(1):

	Three Months Ended June 30,
	Same Facility		Transitioning		Acquisitions		Total
	2023	2022	2023	2022	2023	2022	2023	2022

SKILLED NURSING AVERAGE DAILY REVENUE RATES
Medicare	$713.25	$689.52	$688.93	$669.27	$779.52	$745.30	$724.65	$688.61
Managed care	529.37	511.11	514.98	491.90	554.92	469.14	531.37	509.64
Other skilled	598.17	572.30	552.95	545.25	491.76	439.37	583.35	560.62
Total skilled revenue	611.66	593.63	607.45	587.69	671.86	509.80	620.17	591.41
Medicaid	273.49	259.73	265.68	247.42	248.56	231.14	268.64	258.48
Private and other payors	261.94	247.13	251.31	248.55	264.11	183.00	261.47	246.87
Total skilled nursing revenue	$381.35	$364.70	$337.67	$321.67	$368.72	$334.65	$376.00	$360.65
(1) These rates exclude state relief funding and for the three months ended June 30, 2022 include sequestration reversal of 1%.

	Six Months Ended June 30,
	Same Facility		Transitioning		Acquisitions		Total
	2023	2022	2023	2022	2023	2022	2023	2022

SKILLED NURSING AVERAGE DAILY REVENUE RATES
Medicare	$713.29	$693.23	$683.91	$664.33	$764.02	$721.51	$720.06	$691.10
Managed care	523.72	508.09	521.97	494.79	541.34	459.28	525.35	506.90
Other skilled	600.24	572.70	523.75	543.70	489.03	430.25	584.16	561.53
Total skilled revenue	610.86	596.37	606.19	591.03	656.54	486.74	616.65	594.06
Medicaid	270.52	258.89	264.99	244.69	243.19	231.46	265.79	257.26
Private and other payors	263.10	249.01	255.27	252.19	256.27	183.55	261.44	249.02
Total skilled nursing revenue	$382.11	$369.78	$341.42	$327.01	$361.77	$325.14	$375.96	$365.45
(1) These rates exclude state relief funding and include sequestration reversal of 1% for the second quarter in 2022 and 2% for the first quarter of 2022.
The following tables set forth our percentage of skilled nursing patient revenue and days by payor source for the periods presented:

	Three Months Ended June 30,
	Same Facility		Transitioning		Acquisitions		Total
	2023	2022	2023	2022	2023	2022	2023	2022

PERCENTAGE OF SKILLED NURSING REVENUE
Medicare	23.1%	24.5%	22.1%	22.9%	33.1%	17.9%	24.6%	24.2%
Managed care	19.9	19.2	12.0	12.6	12.7	9.5	18.2	18.5
Other skilled	8.8	8.1	4.6	4.3	5.2	30.1	7.9	8.2
Skilled mix	51.8	51.8	38.7	39.8	51.0	57.5	50.7	50.9
Private and other payors	7.4	7.2	8.2	8.5	7.9	2.0	7.6	7.2
Medicaid	40.8	41.0	53.1	51.7	41.1	40.5	41.7	41.9
TOTAL SKILLED NURSING	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

	Three Months Ended June 30,
	Same Facility		Transitioning		Acquisitions		Total
	2023	2022	2023	2022	2023	2022	2023	2022

PERCENTAGE OF SKILLED NURSING DAYS
Medicare	12.3%	13.0%	10.8%	11.0%	15.7%	8.0%	12.8%	12.7%
Managed care	14.3	13.7	7.9	8.3	8.4	6.8	12.9	13.1
Other skilled	5.7	5.1	2.8	2.5	3.9	23.0	5.1	5.3
Skilled mix	32.3	31.8	21.5	21.8	28.0	37.8	30.8	31.1
Private and other payors	10.8	10.6	11.0	11.0	11.0	3.5	10.9	10.5
Medicaid	56.9	57.6	67.5	67.2	61.0	58.7	58.3	58.4
TOTAL SKILLED NURSING	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

	Six Months Ended June 30,
	Same Facility		Transitioning		Acquisitions		Total
	2023	2022	2023	2022	2023	2022	2023	2022

PERCENTAGE OF SKILLED NURSING REVENUE
Medicare	24.2%	26.3%	23.6%	25.6%	32.9%	14.2%	25.4%	26.1%
Managed care	20.0	19.3	12.6	12.6	13.1	11.4	18.5	18.6
Other skilled	8.6	7.9	4.1	4.4	5.4	30.1	7.8	7.9
Skilled mix	52.8	53.5	40.3	42.6	51.4	55.7	51.7	52.6
Private and other payors	7.3	6.9	8.4	8.0	7.7	1.6	7.4	7.0
Medicaid	39.9	39.6	51.3	49.4	40.9	42.7	40.9	40.4
TOTAL SKILLED NURSING	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

	Six Months Ended June 30,
	Same Facility		Transitioning		Acquisitions		Total
	2023	2022	2023	2022	2023	2022	2023	2022

PERCENTAGE OF SKILLED NURSING DAYS
Medicare	13.0%	14.0%	11.8%	12.6%	15.6%	6.4%	13.3%	13.8%
Managed care	14.6	14.0	8.3	8.3	8.8	8.1	13.2	13.4
Other skilled	5.4	5.2	2.6	2.6	3.9	22.7	5.0	5.2
Skilled mix	33.0	33.2	22.7	23.5	28.3	37.2	31.5	32.4
Private and other payors	10.6	10.3	11.2	10.4	10.9	2.8	10.7	10.2
Medicaid	56.4	56.5	66.1	66.1	60.8	60.0	57.8	57.4
TOTAL SKILLED NURSING	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
THE ENSIGN GROUP, INC.
UNAUDITED REVENUE BY PAYOR SOURCE

The following table sets forth our service revenue by payor source and as a percentage of total service revenue for the periods presented:

	Three Months Ended June 30,
	2023		2022
	Revenue	% of Revenue	Revenue	% of Revenue
Medicaid(1)	$359,781	39.3%	$294,128	40.4%
Medicare	248,081	27.1	190,494	26.2
Medicaid — skilled	62,015	6.7	49,763	6.8
Total Medicaid and Medicare	669,877	73.1	534,385	73.4
Managed care	161,101	17.6	128,587	17.7
Private and other(2)	85,123	9.3	65,375	8.9
SERVICE REVENUE	$916,101	100.0%	$728,347	100.0%
(1) Medicaid payor includes revenue for senior living operations and revenue related to state relief funding.
(2) Private and other payors also includes revenue from senior living operations and all payors generated in other ancillary services.

	Six Months Ended June 30,
	2023		2022
	Revenue	% of Revenue	Revenue	% of Revenue
Medicaid(1)	$700,045	38.9%	$560,476	39.0%
Medicare	495,804	27.6	398,905	27.7
Medicaid — skilled	119,942	6.7	95,712	6.7
Total Medicaid and Medicare	1,315,791	73.2	1,055,093	73.4
Managed care	317,764	17.7	256,373	17.8
Private and other(2)	164,464	9.1	126,037	8.8
SERVICE REVENUE	$1,798,019	100.0%	$1,437,503	100.0%
(1) Medicaid payor includes revenue for senior living operations and revenue related to state relief funding.
(2) Private and other payors also includes revenue from senior living operations and all payors generated in other ancillary services.

THE ENSIGN GROUP, INC.
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION BY SEGMENT
(In thousands)

Skilled Services

The table below reconciles net income to EBITDA and Adjusted EBITDA for the skilled services reportable segment for the periods presented:

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Statements of Income Data:
Segment income(a)	$117,008	$102,266	$230,353	$200,522
Depreciation and amortization	9,417	8,113	18,481	16,014
EBITDA	$126,425	$110,379	$248,834	$216,536
Adjustments to EBITDA:
Business interruption recoveries	(750)	—	(750)	—
Stock-based compensation expense	5,705	3,539	9,861	6,813
ADJUSTED EBITDA	$131,380	$113,918	$257,945	$223,349

(a)    Segment income reflects profit or loss from operations before provision for income taxes and impairment charges from operations. General and administrative expenses are not allocated to the skilled services segment for purposes of determining segment profit or loss.

Standard Bearer
The following table sets forth details of operating results for our revenue and earnings, and their respective components, by Standard Bearer for the periods presented:

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022

Rental revenue generated from third-party tenants	$3,786	$3,704	$7,572	$7,472
Rental revenue generated from Ensign affiliated operations	16,128	13,894	32,059	27,319
TOTAL RENTAL REVENUE	$19,914	$17,598	$39,631	$34,791
Segment income(a)	7,133	6,838	14,352	13,738
Depreciation and amortization	6,133	5,216	12,099	10,237
FFO(b)	$13,266	$12,054	$26,451	$23,975

(a) Segment income reflects profit or loss from operations before provision for income taxes, excluding gain or loss from sale of real estate and insurance recoveries and charges from real estate. Included in Standard Bearer expenses for the three and six months ended June 30, 2023 is the management fee of $1.2 million and $2.4 million, respectively, and interest of $2.9 million and $5.7 million, respectively, from intercompany agreements between Standard Bearer and The Ensign Group, Inc. and other affiliated entities, including the Service Center. Included in Standard Bearer expenses for the three and six months ended June 30, 2022 is the management fee of $1.1 million and $2.1 million, respectively, and interest of $1.9 million and $3.8 million, respectively, from intercompany agreements between Standard Bearer and The Ensign Group, Inc. and other affiliated entities, including the Service Center.
(b) FFO, in accordance with the definition used by the National Association of Real Estate Investment Trusts, means net income attributable to common stockholders, computed in accordance with U.S. GAAP, excluding gains (or losses) from sales of real estate and impairment of depreciable real estate assets, while including depreciation and amortization related to real estate to earnings.

Discussion of Non-GAAP Financial Measures

EBITDA consists of net income before (a) other (income) expense, net, (b) provisions for income taxes and (c) depreciation and amortization. Adjusted EBITDA consists of net income before (a) other (income) expense, net, (b) provisions for income taxes, (c) depreciation and amortization, (d) stock-based compensation expense, (e) acquisition related costs, (f) costs incurred related to new systems implementation, (g) legal adjustments and (h) gain on business interruption recoveries and sale of assets. Adjusted EBITDAR consists of net income before (a) other (income) expense, net, (b) provisions for income taxes, (c) depreciation and amortization, (d) rent-cost of services, (e) stock-based compensation expense, (f) acquisition related costs, (g) costs incurred related to new systems implementation, (h) legal adjustments and (i) gain on business interruption recoveries and sale of assets. Adjusted EBT consists of (a) income before provision for income taxes, (b) stock-based compensation expense, (c) acquisition related costs, (d) costs incurred related to new systems implementation, (e) legal adjustments, (f) gain on business interruption recoveries and sale of assets, (g) write off deferred financing fees and (h) depreciation and amortization of patient base intangible assets. Funds from Operations (FFO) for our real estate segment consists of segment income, excluding depreciation and amortization related to real estate, gains or losses from sales of real estate, insurance recoveries related to real estate and impairment of depreciable real estate assets. The Company believes that the presentation of adjusted net income, adjusted earnings per share, EBITDA, adjusted EBITDA, adjusted EBT and FFO provides important supplemental information to management and investors to evaluate the Company’s operating performance. Adjusted EBITDAR is a financial valuation measure that is not specified in GAAP. This measure is not displayed as a performance measure as it excludes rent expense, which is a normal and recurring operating expense. The Company believes disclosure of adjusted net income, adjusted net income per share, EBITDA, adjusted EBITDA, adjusted EBITDAR, adjusted EBT and FFO has substance because the excluded revenues and expenses are infrequent in nature and are variable in nature, or do not represent current revenues or cash expenditures. A material limitation associated with the use of these measures as compared to the GAAP measures of net income and diluted earnings per share is that they may not be comparable with the calculation of net income and diluted earnings per share for other companies in the Company's industry. These non-GAAP financial measures should not be relied upon to the exclusion of GAAP financial measures. For further information regarding why the Company believes that this non-GAAP measures provide useful information to investors, the specific manner in which management uses these measures, and some of the limitations associated with the use of these measures, please refer to the Company's periodic filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K and Quarterly Report on Form 10-Q. The Company’s periodic filings are available on the SEC's website at www.sec.gov or under the "Financial Information" link of the Investor Relations section on Ensign’s website at http://www.ensigngroup.net.